UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check	the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INFO AGENT INBOUND CALL FLOW Thank you for calling, my name is < First Name, Last Name >. How many I help you? If the shareholder has an initial inquiry, (i,e, reason for the call, question regarding proposals, etc.) respond briefly to the inquiry and transition into retrieving their information in Proxy01. Do Not put SH on hold while searching. I would be happy to assist you. If calling in to Generic TFN (No specific LCD): May I please have the name of the Fund/Company you are calling regarding? If Campaign is in Proxy01: May I please have your phone number so I can locate your information? Use additional search methods if SH cannot be found Once Found: Am I speaking with < Shareholder First Name, Last Name > ? Is your mailing address still < Shareholder Street Address > ? If not found by Phone Number: Is there a current phone number we can update for you in our system? This is regarding the investment in the < Investment Name >. Remember to use alternate intro scripting if investment is in a Trust, Custodial, Association/Club, Company Name, 401(K), or Pension Plan. If shareholder is returning a message: The reason we called is because we are information agents retained by < Investment Name > for the upcoming < shareholder meeting / tender offer / etc. >. You should have received a recent mailing, so we were calling regarding the materials that were sent to you. • Answer any job specific inquiries from shareholder • Offer to review materials • Ask < how SH intends to vote / if SH will tender > • Give Board’s recommendations • Give SH voting / tender options and ask for questions After questions from SH are satisfied: Thank you for your call. Have a great day / night. If job is loaded in Proxy01: Disposition based on call results If campaign is not in Proxy01 If SH is not returning a message: How may I help you?